SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           JEVIC TRANSPORTATION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                           JEVIC TRANSPORTATION, INC.
                                 600 CREEK ROAD
                            DELANCO, NEW JERSEY 08075

                         ------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 15, 1998
                         ------------------------------

To the Shareholders of Jevic Transportation:

     The Annual Meeting of Shareholders of Jevic Transportation, Inc., a New Jersey corporation (the "Company") will be held at 10:00 a.m., local time, on May 15, 1998, at The Cherry Hill Hilton, Route 70, Cherry Hill, New Jersey, for the following purposes:

          1. To elect two directors of the Company for a three-year term;

          2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 1998; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of the Company's Common Stock or Class A Common Stock at the close of business on April 2, 1998, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

                                      By Order of the Board of Directors


                                      /s/ Harry J. Muhlschlegel
                                      -----------------------------------------
                                      Harry J. Muhlschlegel
                                      Chairman of the Board and Chief Executive
                                      Officer

April 17, 1998

                           JEVIC TRANSPORTATION, INC.
                                 600 CREEK ROAD
                           DELANCO, NEW JERSEY 08075

                         ------------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 15, 1998

                         ------------------------------

     This Proxy Statement, which is first being mailed to shareholders on or about April 17, 1998, is furnished in connection with the solicitation by the Board of Directors of Jevic Transportation, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held at 10:00 a.m. on May 15, 1998, at The Cherry Hill Hilton, Route 70, Cherry Hill, New Jersey, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares represented thereby will be voted (i) for the election of the nominees for director named below, (ii) for the ratification of the appointment of Arthur Andersen LLP as independent auditors, and (iii) in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Shareholders whose shares are held of record by a broker or other nominee are nevertheless encouraged to fill in the boxes of their choice on the proxy, as brokers and other nominees may not be permitted to vote shares with respect to certain matters for which they have not received specific instructions from the beneficial owners of the shares. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the Annual Meeting.

                                     VOTING

     Holders of record of the Company's Common Stock or Class A Common Stock on April 2, 1998, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 4,926,328 shares of Common Stock and 5,739,544 shares of Class A Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock and Class A Common Stock entitled to cast at least a majority of the votes which all holders of Common Stock and Class A Common Stock are entitled to cast will constitute a quorum for purposes of the transaction of business.

     Each share of Common Stock entitles the holder thereof to one vote on the election of two nominees for director and on any other matter that may properly come before the Annual Meeting. Each share of Class A Common Stock entitles the holder thereof to two votes on the election of two nominees for director and on any other matter that may properly come before the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of directors.

     Under New Jersey law and the By-laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The presence at the Annual Meeting in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purposes of consideration and action on the matter. Directors are elected by a plurality vote. All other actions to be taken by the shareholders at the Annual Meeting shall be taken by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Votes that are withheld and abstentions will be counted in determining the presence of a quorum, but will not be counted in determining the number of votes cast in connection with any particular matter. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card, are not voted and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

     The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's stock.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Company's Board of Directors consists of five members, divided into three classes, which serve for staggered three-year terms and until their successors are elected and qualified. At the meeting, two directors will be elected to serve for a term of three years and until their successors are elected and qualified. Unless otherwise specified in the accompanying proxy, the shares of Common Stock and Class A Common Stock voted pursuant thereto will be cast for Gordon R. Bowker and Samuel H. Jones, each for terms expiring at the Annual Meeting of Shareholders to be held in 2001. If, for any reason, at the time of election, either of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that either of the nominees will be unable to serve as a director. Three directors will continue to serve as directors following the Meeting as set forth below, with one director having a term expiring at the 2000 Annual Meeting of Shareholders and two directors having terms expiring at the 1999 Annual Meeting of Shareholders.

     The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
             FOR A THREE YEAR TERM EXPIRING AT 2001 ANNUAL MEETING

     Gordon R. Bowker, 70, joined Jevic as a director upon completion of its October 1997 initial public offering. Mr. Bowker served in various positions with Ryder System, Inc. from 1964 to 1973, most recently as Group Vice President, a senior officer reporting directly to the President. Since 1973, Mr. Bowker has been the owner and President of Bowker, Brown & Co., a management consulting firm serving transportation related companies in the areas of truck renting and leasing, business appraisal and sales and divestitures. Mr. Bowker has served on the Arbitration Panel of the New York

Stock Exchange since 1988, and has served on the Arbitration Board of the National Association of Securities Dealers since 1991.

     Samuel H. Jones, Jr., 64, also joined Jevic as a director upon completion of the October 1997 initial public offering. Since 1971, Mr. Jones has been the owner and President of S-J Transportation, Co., a company specializing in the transportation of industrial waste nationwide and in two Canadian provinces. Since 1991, he has been the owner and President of S-J Venture Capital Company. In addition, Mr. Jones currently serves as a director of MetaCreations, Inc. and Fulton Financial Corporation, as well as a number of privately-held organizations.

             MEMBER OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE;
                      TERM EXPIRING AT 2000 ANNUAL MEETING

     Harry J. Muhlschlegel, 51, has over 28 years of experience in the trucking industry. He co-founded Jevic along with his wife, Karen Muhlschlegel, in 1981 and has served as its Chairman of the Board and Chief Executive Officer since its inception. Until March 1997, he also served as the Company's President.

            MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE;
                     TERMS EXPIRING AT 1999 ANNUAL MEETING

     Karen B. Muhlschlegel, 51, has over 28 years of experience in the trucking industry. She co-founded Jevic along with her husband, Harry Muhlschlegel, in 1981 and has served as a Vice President, Secretary and a director of the Company since its inception.

     Paul J. Karvois, 43, became Jevic's President and Chief Operating Officer in March 1997 and he was elected as a director in August 1997. He joined the Company in January 1992 as Director of Insurance. Later in 1992, he created the Company's risk management group and became Director of Risk Management. Mr. Karvois was promoted to the position of Senior Vice President - Marketing and Sales in December 1993. Prior to joining the Company, Mr. Karvois had 21 years of marketing, sales and operations experience in the trucking industry, serving in a variety of positions with truckload and LTL carriers.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT ALL NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During 1997, the Board of Directors did not meet but acted by unanimous written consent 13 times.

     Until the completion of the Company's initial public offering on October 7, 1997, the Company's Board of Directors did not have an Audit Committee or a Compensation Committee. Those Committees, which were organized upon completion of the initial public offering, did not meet during 1997. The Audit Committee consists of Mr. Bowker and Mr. Jones and its function is to make recommendations to the Board of Directors regarding the annual selection of independent public accountants to audit annually the Company's books and records, and to review recommendations made by such accounting firm as a result of their audit. The Audit Committee also periodically reviews the adequacy of the Company's internal controls.

     The Compensation Committee consists of Mr. Bowker, Mr. Jones, and Mr. Muhlschlegel and is responsible for establishing the salaries of the executive officers of the Company, incentives and other forms of compensation and benefit plans and administering the Company's employee benefit plans.

     The Company does not have a standing Nominating Committee.

COMPENSATION OF DIRECTORS

     The Company pays each director who is not also an employee of the Company (an "outside director") an annual fee of $500 for each Board meeting and each Committee meeting attended by such director in person. The Company will also reimburse the directors for expenses incurred in connection with their activities as directors. The Company's 1997 Incentive Plan provides for the automatic grant of stock options to outside directors to purchase 12,500 shares of the Company's Common Stock upon his initial election as a director of the Company by the shareholders at a per share purchase price equal to the fair market price of the Common Stock on the date of grant. Of these options, 40% will vest on the second anniversary of the date of grant and 20% will vest on each of the three succeeding anniversaries. The options expire 10 years after the date of grant or, if the director leaves the company, the shorter of ten years after the date of grant or thirty days after the director leaves. In addition, upon each election of any outside director to the Board by the shareholders in or after the third year following such director's preceding election to the Board, a non-qualified option to purchase an additional 5,000 shares of the Company's Common Stock will be made to the director at an exercise price equal to the fair market price of the Common Stock on the date of grant, with vesting and expiration provisions identical to those noted above. During 1997, Mr. Bowker and Mr. Jones each received an automatic grant of options under the 1997 Incentive Plan for 12,500 shares at an exercise price of $15.00 per share.

                             EXECUTIVE COMPENSATION

CASH AND NON-CASH COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

     The following table sets forth, with respect to services rendered during 1997, 1996 and 1995, the total compensation paid by the Company to the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 during 1997 (the "named executive officers"). The Company has no written employment agreements with any of the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                      AWARDS
                                                                                   ------------
                                                           ANNUAL COMPENSATION      SECURITIES     ALL OTHER
                                                          ----------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR       SALARY ($)   BONUS ($)   OPTIONS (#)       ($)(1)
---------------------------                    ----       ----------   ---------   ------------   ------------
Harry J. Muhlschlegel .......................  1997        514,712          --            --         31,405
  Chief Executive Officer and Chairman of the  1996        505,000          --            --         32,139
  Board (2)

Paul J. Karvois .............................  1997        233,755      75,000        75,000         11,652
  President and Chief Operating Officer (2)    1996        123,077      25,000            --         11,499

Brian J. Fitzpatrick ........................  1997        181,731      50,000        10,000          9,345
  Senior Vice President and Chief Financial    1996        158,703      25,000            --          8,909
  Officer

William F. English ..........................  1997        152,905      30,000        10,000          7,349
  Senior Vice President - Operations           1996        140,400      25,000            --          7,268

Joseph A. Librizzi ..........................  1997(3)      92,072      30,000        10,000             --
  Senior Vice President - Sales & Marketing

------------------

(1) Amounts for 1997 include matching contributions made by the Company under the 401(k) Plan on behalf of the executives in the following amounts: Mr. Muhlschlegel -- $950; Mr. Karvois -- $1,118 and Mr. Fitzpatrick -- $950. The Company is a party to "split dollar" life insurance agreements with Messrs. Muhlschlegel, Karvois, Fitzpatrick and English under which the Company advances all or a portion of the premiums on permanent life insurance policies insuring the lives of the executives and owned by the executives. Upon termination of the executives' employment or the executives' death (or upon the second to die of Mr. and Ms. Muhlschlegel in the case of Mr. Muhlschlegel's agreement), all premiums previously advanced by the Company under the policies are required to be repaid by the executive. The Company retains an interest in the policies' cash values and excess death benefits to secure the executives' repayment obligations. The amounts for 1997 include the following amounts representing the value of the premium payments by the Company in 1997 projected on an actuarial basis assuming that each executive retires at age 65 and the agreements are then terminated: Mr. Muhlschlegel -- $30,455, Mr. Karvois -- $10,534, Mr. Fitzpatrick -- $8,395, and Mr. English -- $7,349.

(2) In March 1997, Mr. Muhlschlegel resigned from the office of President, retaining his position as Chief Executive Officer and Chairman of the Board. At that time, Mr. Karvois was promoted from Senior Vice President -- Marketing and Sales to President and Chief Operating Officer, at an annual salary of $250,000.

(3) Mr. Librizzi was elected as an officer of the Company in March 1997.

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING 1997

     Under the 1997 Incentive Plan, options to purchase Common Stock are available for grant to directors, officers and other key employees of the Company. The following table sets forth certain information regarding options for the purchase of Common Stock that were awarded to the named executive officers during 1997.

                 OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1997

                                                                                               POTENTIAL REALIZABLE
                                                                                                  GAIN AT ASSUMED
                                                                                                  ANNUAL RATES OF
                                                                                                STOCK APPRECIATION
                                                                                                 FOR OPTION TERMS
                                NUMBER OF        PERCENT OF TOTAL                                   COMPOUNDED
                                SECURITIES       OPTIONS GRANTED    EXERCISE OR                    ANNUALLY ($)
                            UNDERLYING OPTIONS   TO EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
           NAME                GRANTED (#)       LAST FISCAL YEAR     ($/SH)       DATE (1)       5%         10%
           ----             ------------------   ----------------   -----------   ----------   --------   ----------
Harry J. Muhlschlegel.....            --                 --               --            --          --           --
Paul J. Karvois...........        75,000              10.6%           $15.00       10/7/07     708,750    1,788,750
Brian J. Fitzpatrick......        10,000               1.4%           $15.00       10/7/07      94,500      238,500
William F. English........        10,000               1.4%           $15.00       10/7/07      94,500      238,500
Joseph A. Librizzi........        10,000               1.4%           $15.00       10/7/07      94,500      238,500

------------------
(1) The stock options were granted under the Company's 1997 Incentive Plan. The options vest with respect to 40% of the shares purchasable upon exercise of the option on the second anniversary of the date of grant (October 7, 1997) and will vest as to an additional 20% of the shares on each of the three succeeding anniversaries. The options expire 10 years after the date of grant, subject to earlier termination upon the occurrence of certain events.

STOCK OPTIONS EXERCISED BY CERTAIN EXECUTIVE OFFICERS DURING 1997 AND HELD BY CERTAIN EXECUTIVE OFFICERS AT DECEMBER 31, 1997

     The following table sets forth certain information regarding options for the purchase of Common Stock that were exercised and/or held by the named executive officers:

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                                    FY-END (#)                    FY-END ($)
                           SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
          NAME             ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   ------------   -----------   -------------   -----------   -------------
Harry J. Muhlschlegel....        --               --             0                 0           0                  0
Paul J. Karvois..........        --               --             0           212,164           0          1,131,622
Brian J. Fitzpatrick.....        --               --             0           147,164           0          1,058,497
William F. English.......        --               --             0           147,164           0          1,058,497
Joseph A. Librizzi.......        --               --             0            10,000           0             11,250

BOARD AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company was established in October 1997 and consists of Harry Muhlschlegel, the Company's Chief Executive Officer, and Gordon R. Bowker and Samuel H. Jones, Jr., the Company's two outside directors. The Compensation Committee establishes the salaries of the executive officers of the Company, incentives and other forms of compensation and benefit plans and also administers the Company's 1994 Stock Option Plan and 1997 Incentive Plan. For 1997, however, the base compensation and awards of stock options to the Company's executive officers was determined by the entire Board of Directors. Bonus compensation payable to executive officers for 1997 was determined by the Compensation Committee.

     Jevic's compensation program is designed to attract and retain experienced executives and motivate them for both the short and long term. The executive compensation program is comprised of four elements: competitive base salary, benefits comparable to those shared by the general employee population, annual bonus, and long term incentives linked to corporate and personal performance.

  Base Salary

     Base salary for the Company's executive officers is determined by a combination of several factors, salary market rates, valuation of the individual executive officer's performance; performance of the company; and contribution to the corporation. The various factors considered in the base salary decisions are not formally weighted.

  Annual Bonus

     The annual bonus rewards achievement of annual targets of both corporate and personal performance. Key performance measures are revenue growth, operating income growth and quality of service, as defined by on-time performance.

     Bonus awards to the Company's executive officers for 1997 were based on the Company's 23.3% growth in revenues and 64.4% growth in operating income in 1997 compared to 1996 and the quality of service during 1997. Mr. and Mrs. Muhlschlegel elected to forego receiving any bonus for the year.

  Long Term Incentive Compensation

     Jevic believes its executives should have a substantial stake in the risks and rewards of stockholders. Grants of stock options will continue to be used to align management's interests with stockholders' interests and encourage long-term investment and interest in overall Company performance. The Company's 1997 Incentive Plan provides for the granting of stock options to eligible employees including executive officers.

     During 1997, the Board approved the grant of stock options to the executive officers based on achieving favorable financial and operating performance during the year, as well as the significant efforts of the officers in successfully completing the Company's initial public offering of Common Stock. Mr. and Mrs. Muhlschlegel elected to forego receiving a grant of stock options during 1997.

  CEO Compensation

     Mr. Muhlschlegel's 1997 compensation reflected his historical salary level prior to the Company's initial public offering. The Compensation Committee will annually review Mr. Muhlschlegel's compensation based upon the same criteria with respect to executive officer compensation generally.

  Limits of Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the allowable tax deduction of compensation paid by a publicly-held corporation to its Chief Executive Officer and its other four most highly compensated executive officers employed at year-end, subject to certain pre-established objective performance-based exceptions. The Committee intends to take Section 162(m) into account when formulating its compensation policies for the Company's Chief Executive Officer and its other Executive Officers and to comply with
Section 162(m), if and where the Committee determines compliance to be practicable and in the best interests of the Company and its stockholders.

Members of the Board of Directors  Members of the Compensation Committee

Harry J. Muhlschlegel              Harry J. Muhlschlegel
Karen B. Muhlschlegel              Gordon R. Bowker
Paul J. Karvois                    Samuel H. Jones, Jr.
Gordon R. Bowker
Samuel H. Jones, Jr.

                            STOCK PERFORMANCE CHART

     The following Stock Performance Chart compares the Company's cumulative total shareholder return on its Common Stock for the period from October 7, 1997 (the date the Common Stock commenced trading on the Nasdaq National Market) to December 31, 1997 (the date the Company's 1997 fiscal year ended), with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Small Cap Trucking Group Index. The comparison assumes $100 was invested on October 7, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.



                                   [GRAPHIC]


In the printed version of the document, a line graph appears which depicts the following plot points:

                           TOTAL SHAREHOLDER RETURNS

                             (Dividends Reinvested)

                                                      INDEXED RETURNS
                           Base                        Years Ending
                          Period          -------------------------------------
Company/Index             7Oct97           Oct97           Nov97          Dec97
-------------------------------------------------------------------------------
JEVIC TRANSPORTATION       100            118.33          109.17         107.50
S&P TRUCKERS-SMALL         100             87.27           89.74          88.93
S&P 500 INDEX              100             93.03           91.19          92.76

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information, as of December 31, 1997, with respect to the beneficial ownership of shares of Common Stock of the Company by each person who is known to the Company to be the beneficial owner of more than five percent of the common equity of the Company's outstanding Common Stock.

                                                                   AMOUNT AND
                                                                   NATURE OF
                                                                   BENEFICIAL        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP(1)       OF CLASS
------------------------------------                              ------------       --------
Essex Investment Management Company.........................        443,975           9.0%
Putnam Investments, Inc.....................................        403,714(2)        8.2%
Wellington Management Company, LLP..........................        335,100           6.8%

------------------
(1) Information with respect to beneficial ownership is based upon information furnished by the shareholder pursuant to filings with the Securities and Exchange Commission.

(2) Certain Putnam investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.) are considered the beneficial owners of these shares which were acquired for investment purposes by such investment managers for certain of their advisory clients.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information, as of December 31, 1997, with respect to the beneficial ownership of shares of Common Stock and Class A Common Stock of the Company by each director or nominee for director, by each of the named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated, each person listed has sole voting power and sole investment power over the shares indicated.

                                                                   AMOUNT AND
                                                                   NATURE OF
                                                                   BENEFICIAL        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                           OWNERSHIP(2)       OF CLASS
---------------------------------------                           ------------       --------
Harry J. Muhlschlegel.......................................       2,869,772(3)       26.9%
Karen B. Muhlschlegel.......................................       2,869,772(3)       26.9%
Paul J. Karvois.............................................           1,000              *
Brian J. Fitzpatrick........................................             500              *
William F. English..........................................              --              *
Joseph A. Librizzi..........................................             700              *
Gordon R. Bowker............................................           2,000              *
Samuel H. Jones, Jr.........................................          10,000              *
Bruce D. Burdick and George K. Reynolds, III................         548,656(4)         5.1%
All directors and executive officers as a group (8
  persons)..................................................       5,753,744           54.0%

------------------
* Less than 1%

(1) Unless otherwise noted, the address of each person named in the table is: c/o Jevic Transportation, Inc., P.O. Box 5157, Delanco, New Jersey 08015.

(2) Shares of Class A Common Stock are entitled to two votes per share and vote with the Common Stock on all matters on which holders of Common Stock are entitled to vote. Each share of Class A Common Stock is convertible into one share of Common Stock. The shares owned by Mr. and Ms. Muhlschlegel are shares of Class A Common Stock and are reflected on an as-converted basis. The address of each of the Muhlschlegels is P.O. Box 5157, Delanco, New Jersey 08075.

(3) Includes 514,365 shares held by the beneficial owner as a trustee of a trust under which the Muhlschlegels' children are beneficiaries.

(4) These shares of Common Stock are held by Mr. Burdick and Mr. Reynolds as trustees pursuant to trusts for the benefit of members of the Muhlschlegel family. The address of Mr. Burdick is 148 Catherine Lane, Grass Valley, California 95945, and the address of Mr. Reynolds is Gordon, Feinblatt, Rothman, Hoffberger and Hollander, LLC, The Garrett Building, 233 East Redwood Street, Baltimore, Maryland 21202.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company leased its regional facility in metropolitan Charlotte, North Carolina from Harry and Karen Muhlschlegel from 1995 through November 1997. Rent expense on the property was $196,000 for 1997. The Company purchased this facility from the Muhlschlegels in November 1997 for $1,978,000. As required by generally accepted accounting principles, the Company recorded the purchase at the Muhlschlegels' historical carrying value as of the purchase date, with the excess consideration ($406,000) recorded as a dividend. The mortgage loan provided for a maturity date of April 2000, bore interest of 9% per annum and required regular monthly installment payments of principal and interest of $21,875.

     The Company currently leases its primary maintenance facility in Willingboro, New Jersey from Harry and Karen Muhlschlegel. Rent expense on the property was $114,240 for 1997. The Company's lease expires in 2013 and requires aggregate rental payments of $114,240 in 1998.

     In April 1997, grantor annuity trusts for Harry and Karen Muhlschlegel borrowed a total of $438,065 from the Company. The loans were repaid in full on February 27, 1998. Interest for 1997 was $18,332.

     Jevic Transportation Services, Inc. ("JTS"), a freight brokerage company owned by the Muhlschlegels, was merged into the Company on December 31, 1997. JTS had gross revenues of approximately $2.8 million for the year ended December 31, 1997. The Muhlschlegels received $125,000 from the Company in exchange for their JTS stock in the merger, which is equal to their capital investment in JTS. In 1997, the Company recorded sales of $383,000 to JTS and incurred purchased transportation expenses to JTS of $483,000. The Company entered into an agreement with JTS in August 1997, under which the Company provided certain administrative services to JTS in consideration of the reimbursement by JTS of the Company's costs of providing such services. The agreement was terminated upon completion of the merger. The Company received $160,000 from JTS in 1997 pursuant to the agreement.

     The Company considers the terms of its transactions with the Muhlschlegels to be at arms length, reasonably equivalent to terms it could obtain through negotiations with an unaffiliated third party during similar economic conditions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with.

                                RATIFICATION OF
                            APPOINTMENT OF AUDITORS
                                  (PROPOSAL 2)

     The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1998, and recommends that the shareholders ratify such selection. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.

     The submission of the appointment of Arthur Andersen LLP is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Arthur Andersen LLP shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

                                 OTHER BUSINESS

     Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                                 ANNUAL REPORT

     A copy of the Company's 1997 Annual Report to Shareholders accompanies this Proxy Statement.

                             SHAREHOLDER PROPOSALS

     To be eligible for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to meeting the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules and the Company's By-Laws governing such proposals, be received not later than December 18, 1998, by the Chief Financial Officer of the Company at the Company's principal executive offices, 600 Creek Road, Delanco, New Jersey 08075.

                         ------------------------------

     THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, JEVIC TRANSPORTATION, INC., 600 CREEK ROAD, DELANCO, NEW JERSEY 08075.

                                      By Order of the Board of Directors

                                      /s/ Harry J. Muhlschlegel
                                      -----------------------------------------
                                      Harry J. Muhlschlegel
                                      Chairman of the Board and Chief Executive
                                      Officer

Date: April 17, 1998
Delanco, New Jersey

                           JEVIC TRANSPORTATION, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          FROM HOLDERS OF COMMON STOCK

    The undersigned, revoking all previous proxies, hereby appoints Harry J. Muhlschlegel and Karen B. Muhlschlegel, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Jevic Transportation, Inc. to be held on May 15, 1998, and at any adjournment or postponement thereof.

1. Election of Directors:


    / / FOR the nominees listed below                           / / WITHHOLD AUTHORITY to vote for
                                                                    the nominees listed below

Nominees:   For a three-year term expiring at the Annual Meeting to be held in
            2001: Gordon R. Bowker and Samuel H. Jones, Jr.
            (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S),
            WRITE THE NAME(S) OF SUCH NOMINEE(S) ON THE LINE BELOW.)

       __________________________________________________________________

2. Ratification of appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 1998:

                   / / FOR      / / AGAINST      / / ABSTAIN

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED HEREIN AND "FOR" RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                                                ________________________________
                                                    Signature of Shareholder

                                                ________________________________
                                                    Signature of Shareholder

                                                Date: ___________________ , 1998

                                                Note: please sign this proxy
                                                exactly as name(s) appear on
                                                your stock certificate. When
                                                signing as attorney-in-fact,
                                                executor, administrator, trustee
                                                or guardian, please add your
                                                title as such, and if signer is
                                                a corporation, please sign with
                                                full corporate name by a duly
                                                authorized officer or officers
                                                and affix the corporate seal.
                                                Where stock is issued in the
                                                name of two (2) or more persons,
                                                all such persons should sign.

                           JEVIC TRANSPORTATION, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FROM HOLDERS OF CLASS A COMMON STOCK

    The undersigned, revoking all previous proxies, hereby appoints Harry J. Muhlschlegel and Karen B. Muhlschlegel, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Class A Common Stock which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Jevic Transportation, Inc. to be held on May 15, 1998, and at any adjournment or postponement thereof.

1. Election of Directors:


    / / FOR the nominees listed below                           / / WITHHOLD AUTHORITY to vote for
                                                                    the nominees listed below

Nominees:   For a three-year term expiring at the Annual Meeting to be held in
            2001: Gordon R. Bowker and Samuel H. Jones, Jr.
            (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S),
            WRITE THE NAME(S) OF SUCH NOMINEE(S) ON THE LINE BELOW.)

       __________________________________________________________________

2. Ratification of appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 1998:

                   / / FOR      / / AGAINST      / / ABSTAIN

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED HEREIN AND "FOR" RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                                                ________________________________
                                                    Signature of Shareholder

                                                ________________________________
                                                    Signature of Shareholder

                                                Date: ___________________ , 1998

                                                Note: please sign this proxy
                                                exactly as name(s) appear on
                                                your stock certificate. When
                                                signing as attorney-in-fact,
                                                executor, administrator, trustee
                                                or guardian, please add your
                                                title as such, and if signer is
                                                a corporation, please sign with
                                                full corporate name by a duly
                                                authorized officer or officers
                                                and affix the corporate seal.
                                                Where stock is issued in the
                                                name of two (2) or more persons,
                                                all such persons should sign.